Exhibit 10.5

Amendment to Real Estate Sales Contract

As of November 13th, 2024, the contract entitled REAL ESTATE SALES CONTRACT (the ‘Agreement”) between the following parties: by and between Safe and Green Development Corp., a Delaware corporation with an address at 100 Biscayne Boulevard, Suite 1201, Miami, Florida, 33132 (hereinafter collectively called “Seller”); and Pigmental, LLC with an address at, 800 Florida Ave NE, Washington DC 20002, (hereinafter called “Purchaser”). The previous contract amendments to Article 1 Subsection 1.3.2 Payment Terms, Article 1 Subsection 1.3.3(a), Article 1 Subsection 1.3.3 (b) and Article 1 Subsection 1.3.3 (c), Article 6 Subsection 6.1 in the original contract are hereby voided. These sections will now be amended to read as follows:

“Article 1 Subsection 1.3.2 Payment Terms” in the original contract will be amended to read as follows:

The total Purchase Price for the Property shall be $1,400,000. The payment breakdown for the Purchase Price shall be as follows: a $960,672.00 promissory note payable to SGD, which shall have attached to it a Guaranty Agreement from the Purchaser. The remaining amount of the Purchase Price, $439,328.00 shall be paid in cash at the time of Closing on November 15th, 2024. The Promissory Note and Guaranty Agreement shall be attached to this amendment as exhibits. The promissory note will bear an interest rate that accrues and has payments due monthly.

“Article 1 Subsection 1.5 Assignment” shall now be included in the contract to read as follows:

The Purchaser may assign their interests in this contract to another party. Such assignment shall be effective upon written notice to the other party and shall not require further consent.

“Article 6 Subsection 6.1 Closing Date” in the original contract will be amended to read as follows:

The closing (“Closing Date”) of this transaction shall occur on November 15th, 2024, as prescribed in Article 1 Subsection 1.3.2, TIME BEING OF THE ESSENCE. Upon the closing, possession of the Property shall be delivered to Purchaser in the condition required by this Agreement.

These changes are the only changes to the original contract. The entire remainder of the original contract remains in full force. This Amendment shall be effective once signed by both parties. This Amendment shall be signed by the following:

SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ Nicolai A. Brune	Date: 11/13/2024
Nicolai A. Brune
Chief Financial Officer

PIGMENTAL, LLC

By:	/s/ Marina Martins	Date: 11/13/2024
Marina Martins
Manager